EXHIBIT NO. 10.7



                          OMNIBUS FIRST MODIFICATION TO
                            MEZZANINE LOAN DOCUMENTS

      THIS OMNIBUS FIRST MODIFICATION TO MEZZANINE LOAN DOCUMENTS (this "Agreement") is made and dated as of March 19th, 2003 by and among PRIME/BEITLER DEVELOPMENT COMPANY, L.L.C., a Delaware limited liability company ("Borrower"), LNR EASTERN LENDING, LLC, a Georgia limited liability company ("Lender"), and PRIME GROUP REALTY, L.P., a Delaware limited partnership ("PGLP"). All capitalized terms used herein but not defined herein shall have the meanings set forth in the Loan Agreement (hereinafter defined).

                             W I T N E S S E T H:
                             - - - - - - - - - -

      WHEREAS,  Lender and  Borrower are party to that  certain  Mezzanine  Loan
Agreement, as amended by that Omnibus First Modification to Mezzanine Loan Documents, that Omnibus Second Modification to Mezzanine Loan Documents and that Omnibus Third Modification to Mezzanine Loan Documents, all dated as of the date hereof (collectively, the "Loan Agreement");

      WHEREAS, Property Owner and Bayerische Hypo- Und Vereinsbank AG, New York Branch (the "Senior Agent") are party to that certain Credit Agreement, dated as of January 5, 2001, as the same has been amended pursuant to that certain Omnibus First Modification to Senior Loan Documents dated as of March 12, 2001, as amended by that certain Amendment to Omnibus First Modification to Senior Loan Documents dated as of January 2, 2002 (as amended, the "First Senior Modification"), that certain Omnibus Second Modification to Senior Loan Documents dated as of March 26, 2002 and that certain Omnibus Third Modification to Senior Loan Documents dated as of July 16, 2002 (as so amended, the "Senior Loan Agreement");

      WHEREAS, Borrower has requested that the Lender approve that certain Lease Agreement, dated as of February 9, 2001, between the Property Owner, as landlord, and Citadel Investment Group, L.L.C. ("Citadel"), as tenant, for approximately 281,417 NRSF of office space at the Project (the "Citadel Space"), as amended by that certain First Amendment to Lease Agreement dated as of February 21, 2001, that certain Second Amendment to Lease Agreement and First Amendment to Work Letter Agreement dated as of August 19, 2002, and that certain Third Amendment to Lease Agreement and Second Amendment to Work Letter Agreement dated as of August 19, 2002 (as amended, the "Citadel Lease");

      WHEREAS, Citadel is currently the tenant under a lease, dated as of August 27, 1999, as the same has been amended and modified by that certain First Lease Amendment, dated as of November 1, 1999, that certain Second Lease Amendment, dated as of April 2, 2000, that certain Third Lease Amendment, dated as of September 3, 2000, that certain letter dated August 27, 1999 from One North Wacker Drive Venture, L.L.C. (the "Prior Landlord") to Citadel and that certain letter dated November 16, 2000 from the Prior Landlord to Citadel, that certain Fourth Amendment to Lease Agreement dated December 19, 2001, and that certain Fifth Amendment to Lease dated as of October 30, 2002 (as amended, the "Wacker Lease") relating to approximately 161,488 square feet of office space located at One North Wacker Drive, Chicago, Illinois (the "Wacker Space") owned by One North Wacker Drive Chicago, L.P. (the "Wacker Landlord");

      WHEREAS, as a condition to entering into the Citadel Lease, Citadel requested that the Property Owner reimburse Citadel for the rental payments made by Citadel under the Wacker Lease (the "Wacker Reimbursement Obligations") and that, subject to the terms and conditions of the Citadel Lease, Citadel be permitted to set off any amounts not paid by the Property Owner in respect of the Wacker Reimbursement Obligations against the rental payments otherwise due from Citadel under the Citadel Lease;

      WHEREAS, the provisions of the Citadel Lease relating to the Wacker Reimbursement Obligations violate certain single purpose entity requirements (the "SPE Requirements") contained in the Loan Documents;

      WHEREAS, in conjunction with a prior mezzanine loan (the "Prior Loan") made by Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as a lender and as an agent for other lenders (collectively, the "Prior Lenders"), to the Borrower, and as an inducement to the Prior Lenders to approve the Citadel Lease, the Property Owner, Borrower, Penny Beitler L.L.C. ("Penny") and PGLP agreed to escrow certain funds, modify certain loan documents evidencing the Prior Loan and otherwise take the actions described in that certain Consent and Agreement (the "Consent Agreement"), which was entered into by Property Owner, Borrower, Senior Agent, Bankers Trust Company, PGLP, Penny and J. Paul Beitler Development Company ("Beitler"), as of February 21, 2001;

      WHEREAS, in furtherance of the agreements made in the Consent Agreement, Prior Lenders, Borrower, Senior Agent, Property Owner, PGLP, Penny and Beitler entered into that certain Reserve Account Agreement (the "Prior Reserve Account Agreement") dated as of March 12, 2001 relating to accounts established, in part, to protect the Prior Lenders' interest in the Project
(the "Citadel Reserve Accounts");

      WHEREAS, the Prior Loan has on this date been satisfied with the proceeds of that new mezzanine loan (the "Loan") made by the Lender to the Borrower as evidenced by, among other things, that certain Mezzanine Loan Agreement of even date herewith by and between Lender and Borrower (the "Loan Agreement");

      WHEREAS, the Prior Reserve Agreement has been terminated in conjunction with the satisfaction of the Prior Loan, though the parties hereto desire to enter into a new reserve account agreement on the terms and conditions set forth herein; and

      WHEREAS, this Agreement constitutes an amendment to the Loan Agreement.

      NOW,   THEREFORE,   in   consideration   of  the  covenants,   agreements,
representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

Section 1.  [Intentionally Deleted].

Section 2.  Waiver.

      The Lender hereby waives any default or Event of Default arising under the Loan Agreement or the other Loan Documents relating directly to the Property Owner's assumption of the Wacker Reimbursement Obligations.

Section 3.  Amendments to the Guaranties.

(a)   The Completion Guaranty is hereby amended as follows:

(i) the following text is inserted in Section 1 of the Completion Guaranty on the 18th line thereof, after the semicolon and before the phrase "and
      (f)":

                  "(f) without limiting Guarantor's obligations under the Interest and Operating Costs Guaranty (but without duplication of payment obligations), (A) payment in full of all Wacker Reimbursement Obligations (as such term is defined in that certain Omnibus First Modification to Mezzanine Loan Documents, dated as of March __, 2003, by and among the Lender, Borrower, Property Owner and Guarantor (the "Omnibus Modification")), in the event and only in the event that Citadel Investment Group, L.L.C. terminates the Citadel Lease (as defined in the Omnibus Modification) pursuant to Paragraph 1(d), Paragraph 2(b)(i), Paragraph 2(b)(iii) or Paragraph 2(i) of the Work Letter (as defined in the Citadel Lease) and (B) payment in full of all Wacker Reimbursement Obligations accruing through and including December 31, 2002, if the Citadel Lease is not terminated as aforesaid;"

(ii) the reference to "(f)" on each of the 18th and 22nd lines of the Completion Guaranty is deleted and "(g)" is inserted in lieu thereof.

(b)   The Interest and Operating Costs Guaranty is hereby amended as follows:

(i) the following text is inserted in Section 1 of the Interest and Operating Costs Guaranty on the 10th line thereof, after the semicolon and before the phrase "and (v)":

                  "(v) Without limiting Guarantor's obligations under the Completion Guaranty (but without duplication of payment obligations), from and after an Event of Default, Wacker Reimbursement Obligations (as defined in that certain Omnibus First Modification to Loan Documents, dated as of March __, 2003, by and among the Lender, Borrower, Property Owner and Guarantor (the "Omnibus Modification")) with respect to any portion of the Wacker Space (as defined in the Omnibus Modification) that has not been leased or subleased pursuant to an Approved Sublease (as defined that certain Reserve Account Agreement, dated as of March __, 2003, by and among Lender, Borrower, Property Owner and Guarantor at the time of such Event of Default (it being understood that Guarantor shall have no liability hereunder with respect to Wacker Reimbursement Obligations relating to any portion of the Wacker Space once it has been leased or subleased pursuant to an Approved Sublease, regardless of whether such lease or sublease subsequently terminates or expires);";

(ii) the reference to "(v)" on each of the 10th and 18th lines of the Interest and Operating Costs Guaranty is deleted and "(vi)" is inserted in lieu thereof; and

(iii) the phrase "Wacker Reimbursement Obligations and" is inserted before the phrase "Operating Expenses" in 30th line of Section 1 of the Interest and Operating Costs Guaranty.

Section 4.  Treatment of the Citadel Lease.

(a) The Lender hereby reaffirms its approval of the Citadel Lease heretofore delivered to it.

(b) The Citadel Lease shall constitute an Approved Lease under the Loan Agreement; provided, however, that the NRSF attributable to the Citadel Lease as an Approved Lease shall be 44,658 for all purposes under the Loan Agreement until (i) a Full Release (as defined in the Reserve Account Agreement) shall have occurred, at which time the NRSF attributable to the Citadel Lease as an Approved Lease shall increase to 206,146, (ii) a Partial Release (as defined in the Reserve Account Agreement) shall have occurred, at which time the NRSF attributable to the Citadel Lease as an Approved Lease shall increase proportionately by the amount of the Wacker Space subject to the Partial Release or (iii) the execution of an Approved Sublease, at which time, the NRSF attributable to the Citadel Lease as an Approved Lease shall increase proportionately by the amount of Wacker Space demised by the applicable Approved Sublease.

(c) Notwithstanding the foregoing, if any Approved Sublease is actually terminated by any subtenant (not due to any default of the sublandlord thereunder), rejected in the bankruptcy proceeding of any subtenant, or terminated by the sublandlord due to the default of any subtenant, the NRSF attributable to the Citadel Lease as an Approved Lease shall be reduced by the amount of the square footage of the rejected or terminated Approved Sublease.

Section 5.  Non-Recourse.

      The parties hereto intend that, with respect to Prime Group Realty Trust, Borrower and Property Owner, to the extent provided in the Loan Documents with respect to such parties' other obligations and liabilities under the Loan Documents, the terms, provisions, conditions, agreements, liabilities and obligations contained in this Agreement shall be non-recourse to all of the parties hereto. Accordingly, the non-recourse terms and provisions contained in the Loan Documents are, by this reference, hereby incorporated into this Agreement as if set forth herein in their entirety, and shall apply to each of the parties hereto as applicable.

Section 6.  Consent of the Lender.

      The Lender, by its execution of this Agreement, hereby confirms that it has consented to and approved, to the extent required under the Loan Documents, the terms and conditions of this Agreement, the Reserve Account Agreement, and the First Senior Modification.

Section 7.  Miscellaneous.

(a) Governing Law. Except as provided in Section 11.2 of the Loan Agreement, the terms and provisions hereof and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida.

(b) Full Force. Except as expressly set forth herein, the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects.

(c) Binding; No Amendment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be modified orally, but only by a writing executed by all of the parties hereto.

(d)  Multiple   Counterparts.   This  Agreement  may  be  executed  in  multiple
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.



                          [Signatures on Next Page(s)]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the date and year first above written.

                       PRIME/BEITLER DEVELOPMENT COMPANY,
                       L.L.C., a Delaware limited liability
                        company

                       By:   Prime Group Realty, L.P., a
                             Delaware limited partnership, its
                             sole member

                             By:   Prime Group Realty Trust, a
                                   Maryland real estate
                                   investment trust, its
                                   managing general partner

                                   By: /s/ Louis G. Conforti
                                      ---------------------------------
                                   Name: Louis G. Conforti
                                   Its:  Co-President

                                    PRIME GROUP REALTY, L.P., a Delaware
                                    limited partnership

                                    By:   Prime Group Realty Trust, a
                                          Maryland real estate investment
                                          trust, its managing general partner

                                          By:   /s/ Louis G. Conforti
                                                ----------------------
                                                Louis G. Conforti
                                                Co-President

                                    LNR EASTERN LENDING, LLC, a Georgia
                                    limited liability company

                                    By:   LNR PROPERTY CORPORATION EASTERN
                                          REGION, a Georgia corporation, its
                                          sole member

                                          By:    /s/ Shelly L. Rubin
                                                 -------------------
                                          Name:   Shelly L. Rubin
                                          Title:  Vice President